UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

           Date of Report (Date of Earliest Event Reported): November 3, 2004
                                                             (October 27, 2004)

                                Friedman's Inc.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      0-22356                   58-20583
(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                 Number)              Identification No.)


                             171 Crossroads Parkway
                            Savannah, Georgia 31422
                    (Address of Principal Executive Offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

              Friedman's Inc. ("Friedman's" or the "Company") and Richard R. Hettlinger entered into an Employment Agreement, dated as of October 27, 2004 (the "Employment Agreement"), setting forth the terms of Mr. Hettlinger's employment as Chief Financial Officer of the Company effective as of November 2, 2004. The Employment Agreement provides that Mr. Hettlinger will receive an annual base salary of $300,000, and a signing bonus of $100,000. During his term of employment, Mr. Hettlinger will be entitled to participate in the Company's incentive bonus plan, comprised of a cash and stock component, having a target amount of 40% of Mr. Hettlinger's annual base salary and which may be up to 75% of his annual base salary. Mr. Hettlinger will also be entitled to participate in the Company's stock option plan, pursuant to which Mr. Hettlinger will receive options to purchase an aggregate of 100,000 shares of Class A Common Stock of the Company, with 20,000 shares vesting immediately, and 20,000 shares vesting annually, on the anniversary of the Employment Agreement, over the next four years. Mr. Hettlinger will also be eligible to participate in the retirement, medical, dental and other benefit plans which the Company makes available to its senior executive officers.

              The Employment Agreement is for an initial term of two years commencing on November 2, 2004, subject to earlier termination by Friedman's with or without cause. The Employment Agreement may also be terminated by Mr. Hettlinger voluntarily or for good reason. If the Employment Agreement is terminated by the Company without cause, or by Mr. Hettlinger for good reason upon the non-performance by the Company of the Employment Agreement in accordance with it its terms, Mr. Hettlinger will be entitled to receive as severance, an amount equal to two times the sum of (x) his current annual salary and (y) the greater of (i) Mr. Hettinger's most recent annual incentive bonuses and (ii) the arithmetic mean of Mr. Hettinger's annual incentive bonuses for the two most recent years. If Mr. Hettlinger voluntarily terminates his employment or is terminated by the Company for cause, he will not be entitled to any severance, termination pay or other compensation or benefits. Mr. Hettlinger's employment may be terminated by the Company within twelve months of certain events involving a change of control of the Company. In the event of such termination following a change of control, Mr. Hettlinger will be entitled to a lump sum payment in the amount of 300% of his last year's base salary and annual incentive bonus as in effect on the date of termination. Mr. Hettlinger agrees not to compete with Friedman's during the employment term and for a period of eighteen months thereafter following its termination.

              A copy of the Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

              As announced in a press release issued by Friedman's on November 2, 2004, Richard Hettlinger was named Chief Financial Officer of the Company effective as of November 2, 2004. Mr. Hettlinger is 55 years old and previously served as Chief Financial Officer of The Walking Company from November 2001 to March 2004. From July 2000 to March 2001 Mr. Hettlinger was Chief Financial Officer of Paul Harris Stores, Inc., a womens' apparel retailer, and from December 1991 to May 1999, Mr. Hettlinger served as President and Chief Executive Officer of Heartland Industries, a manufacturer and retailer of backyard storage buildings and playsets.

              There are no arrangements or understandings between Mr. Hettlinger and any other person pursuant to which Mr. Hettlinger was selected Chief Financial Officer. There are no transactions to which the Company is a party and in which Mr. Hettlinger had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

              Mr. Hettlinger and the Company have entered into an Employment Agreement as described in Item 1.01 above and incorporated herein by reference.

Item 8.01.    Other Events.

              The Company also announced in its press release dated November 2, 2004, that it anticipates a default under certain of the financial covenants contained in its amended and restated credit facility. The Company stated that it is currently in discussions with its senior lenders under the credit facility regarding the amendment of its covenants to eliminate the default. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

         (c)  Exhibits.

              The following exhibits are filed as part of this report:

Exhibit
Number                Description
------                -----------

Exhibit 99.1          Press release dated November 2, 2004

Exhibit 10.1          Employment Agreement dated as of October 27, 2004



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FRIEDMAN'S INC.


Date: November 2, 2004                      By: /s/ C. Steven Moore
                                               ------------------------------
                                                C. Steven Moore
                                                Chief Administrative Officer
                                                and General Counsel

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                                 EXHIBIT INDEX

Exhibit
Number                Description
------                -----------

Exhibit 99.1          Press release dated November 2, 2004

Exhibit 10.1          Employment Agreement dated as of October 27, 2004